Exhibit 99.1

 Investor PresentationMay 2016

 Forward-Looking Statements  We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, beliefs, expectations or intentions, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “project,” “goal,” “potential,” “predict,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: economic changes, either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates, consumer sentiment and inflation; downturns in the homebuilding industry, either nationally or in the markets in which we operate; continued volatility and uncertainty in the credit markets and broader financial markets; our business operations; changes in our business and investment strategy; availability of land to acquire and our ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; disruptions in the availability of mortgage financing or increases in the number of foreclosures in our markets; shortages of or increased prices for labor, land or raw materials used in housing construction; delays or restrictions in land development or home construction or reduced consumer demand resulting from adverse weather and geological conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of communities; the degree and nature of our competition; our leverage and debt service obligations; our future operating expenses, which may increase disproportionately to our revenue; our ability to achieve operational efficiencies with future revenue growth; our relationship, and actual and potential conflicts of interest, with PICO Holdings Inc.; and availability of qualified personnel and our ability to retain our key personnel.The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.   2

Company Snapshot

Company Highlights

- Homebuilder and land developer focused on high growth markets
  - Founded in 2004 by CEO Dustin Bogue
  - Headquartered in San Jose, California
- Acquired by PICO Holdings in 2008 to capitalize on dislocation in the housing market
- Significant land position of 5,349 lots(1)
  - Over 50% acquired prior to 2012
  - Rapidly expanding operations in West and Southeast segments
- $376 million in capital deployed at 3/31/16
- Future earnings growth driven by:
  - Momentum: Capitalize on current growth trajectory
  - Discipline: Leverage SG&A and expand margins
  - Transformation: Grow into national homebuilding platform

High Growth Market Focus



WEST
Pacific Northwest
SF Bay Area
Central Valley
Southern California
Nashville
Charlotte
SOUTHEAST
Myrtle Beach

Attractive Land Position

As of 3/31/2016

Lots By Market(1)



Southeast 22%
Central Valley 29%
Southern CA 3%
Pacific Northwest 14%
SF Bay Area 32%

Lots By Vintage



2015-2016 12%
2008-2010 41%
2014 30%
2011-2013 17%

(1) Owned and controlled as of March 31, 2016.

3

Geographic Segment Overview



	SF Bay Area	Central Valley	Southern California	Pacific Northwest	Southeast
Primary Counties / Metros	• Santa Clara • Monterey • San Benito	• Fresno • Madera • San Joaquin • Tulare • Kern	• Los Angeles • Ventura • Inland Empire	• Seattle • Olympia	• Charlotte • Nashville • Myrtle Beach
2015 Deliveries	146	151	57	78	269
2015 Avg. Sales Price ($000s)	$579	$358	$356	$423	$226
2015 Homebuilding Revenue ($mm)	$84.5	$54.1	$20.3	$33.0	$60.7
Total Inventory(1) *(Owned & Controlled Lots)*	1,711	1,579	149	729	1,181
Active Communities(2)	7	7	1	4	9
Market Highlights	• Among best performing U.S. economies • Constrained land supply • High barrier to entry markets	• Active in desirable submarkets • UCP offers wide range of homes • Deep land positions	• Large and diverse market • UCP strategically positioned across multiple sub markets, price points, buyer types • Strong growth market for UCP	• Dynamic market with job growth, low unemployment and a highly educated workforce • Diversified product mix by market segment	• Employment growth exceeds national averages • Focused primarily on the 1st and 2nd time move-up buyers • Well situated in high demand markets

UCP

(1) Company management, data as of March 31, 2016.
(2) Company management, data as of March 31, 2016. Active communities consist of those developments with more than 15 homes remaining to deliver.

4

 Strong Historical Growth Trajectory  As of March 31, 2016. Active communities consist of those developments with more than 15 homes remaining to deliver.    Homebuilding Deliveries  UCP has deployed $376 million in capital to amass an attractive portfolio of well-located lots in high growth markets and significantly expanded its homebuilding activities.    Opened 32 communities since IPO5,349 lots owned and controlled(1)Sufficient to supply 3-4 years of rapid growth in core marketsOpened operations in both Southern California and the Southeast28 active communities at 03/31/16(2)  IPO and Growth(2013+)  2  Opportunistically deployed $219 mm to acquire over 6,000 lotsStrategic expansion into Pacific NorthwestFormed Benchmark Communities (2010)  PICO Acquisition(2008–2012)  1    2011  2012  2013  2014  2015  5  2013-15 CAGR = 89%

     Foundation Built To Drive Success     Momentum  1  Discipline  2  3        6  Transformation

 Investment Highlights  Long, high-quality land position to fuel growth trajectory  Exposure to high growth markets  Significant runway to accelerate homebuilding community count  Strong 1st time move-up buyer focus with wide range of product capabilities  Proven land acquisition, entitlement and development platform  Opportunity to enhance profitability through scale and efficiencies  Building backlog to support growth objectives  7

 Exposure to High Growth Markets  Annual New Home Sales Volume % Y-o-Y Change (2015)  Job Gains Outpacing Permits in Many California and Washington Markets  UCP has an established footprint in some of the most attractive long-term housing markets in the U.S. UCP’s markets characterized by high employment, healthy economies, low inventory supplies and favorable demographics.Employment growth out-pacing building permit issuances in majority of UCP’s markets.  8  Annual New Home Sales Price % Y-o-Y Change (2015)  Source: John Burns Real Estate Consulting. Note: Myrtle Beach data for new home sales represents single-family permits and new home price represents existing home price.   Sales Volume In Key Markets is Strong…  As Are Future Price Expectations  Demand outpaces supply in many of UCP’s markets  Annual Employment Growth / Building Permits (as of May 2016)

 Opportunity to accelerate community openingsStrategic and well-positioned lot supply Adequate supply to fulfill growth objectives  Long Land Position to Fuel Growth  Lots as of 3/31/2016  Lots as of 3/31/2016  Lot Supply by Market  Owned and Controlled Lot Vintage  9  West Reporting Segment  East Reporting Segment  Years land supply defined as total owned and controlled lots divided by 2015 deliveries.      Lots  Market  Owned  Controlled  Total  2015  Deliveries  Years   Land  Supply(1)  Central Valley  1,470  109  1,579  151  10+  SF Bay Area  1,470  241  1,711  146  10+  Pacific Northwest  672  57  729  78  9.3  Southern California  149  0  149  57  2.8  Southeast  861  320  1,181  269  4.4  Total  4,622  727  5,349  701  7+

 Significant Runway for Community Growth  Active Selling Communities  Lots in Active Communities  End of Period  As of 3/31/2016  1,467 lots in active communities as of 3/31/16  10  23% Active   Note: Active communities consist of those developments with more than 15 homes remaining to deliver.              4   9   21   28  2012  2013  2014  2015    Active Communities by Division    Active Community Count at 1Q16  Southern California  1  Pacific Northwest  4  Central Valley  7  SF Bay Area  7  Southeast  9  Total  28

 Building Backlog to Fuel Future Growth  UCP has substantially grown it’s backlog since 2013, in both unit count and dollar value.  Backlog Over Time (Units)  Backlog Units By Reporting Segment    11  As of 3/31/2016  Division  2015 ASP ($000’s)  Current Base Price Range ($000’s)  Commentary  Central Valley  $358  $199 - $520  Home sizes range from 1,500 – 3,500 sq. ft. in variety of plan offerings  SF Bay Area  $579  $330 - $700  Current communities positioned to local move-up families and regional move-down empty nesters  Pacific Northwest  $423  $253 - $973  Segmented by geography with King County offering move-up product and Thurston County featuring mixed array of first time and move-up  Southern California  $356  $700 - $779  Rancho Cucamonga predominantly move-up view-oriented homes. Infill locations planned for 2017 deliveries.  Southeast  $234  $160 - $720  Flexible product array designed to compete across multiple price points and geographies

Proven Land Acquisition, Entitlement and Development Platform



UCP's Entitlement and Development Expertise

- Land entitlement and development is a key skill set of UCP's senior management
- UCP's substantial land position allows flexibility to either build homes or sell lots to third-party homebuilders
- Long-standing relationships with key land owners, broker, lenders and development companies facilitates the strategy
- ***UCP management excels in complex land acquisition scenarios where other buyers are deterred, allowing the company to maximize risk adjusted returns***

1 Disciplined Sourcing
- Focused on privately negotiated deals
- Target specific markets and assets using local market knowledge and strategic analysis
- Large pipeline of potential deals

2 Structuring / Negotiation
- Up front asset valuation and downside analysis
- Senior executive approval process
- Match contract terms to risk profile

3 Evaluation / Diligence
- Risk identification, analysis, and mitigation
- Deep local expertise and extensive diligence
- Creation and approval of business plan

4 Closing / Execution
- Transparent communication with sellers
- Established goodwill and track record
- Transactional experience

UCP

12

Proven, Entrepreneurial Management Team

	Executive	Experience *(in years)*	Background
	**Dustin Bogue** *President and Chief Executive Officer*	20+	• Founded UCP predecessor company in 2004 • Previously, VP of Development and Sales at Landcastle Real Estate • Principal / broker in 100+ residential real estate transactions exceeding $1bn in value
	**Jamie Pirrello** *Chief Financial Officer*	30+	• Joined UCP as CFO in 2016 • Over 30 years of financial and operating experience across industries • Leads UCP's finance, accounting, reporting and capital markets functions
	**Terry Secor** *Corporate VP of Operations*	20+	• Serves as Corporate Vice President of Operations for Benchmark Communities, UCP's wholly-owned homebuilding subsidiary • Previously held senior land development and construction positions at Centex Homes and McMillin Homes
	**Allen Bennett** *VP and General Counsel*	30+	• Joined UCP in 2009 as General Counsel, overseeing legal affairs and risk management • Former Director of Land Acquisition and Entitlements for Centex Homes • Previously, Partner at Sagaser, Franson and Jones law firm, practicing real estate law

UCP

13

1Q 2016 Homebuilding Revenue Dynamics  Homebuilding Revenue  Homes Delivered Average Selling Price  Mix of Homes Delivered by Region   Homes Delivered  $360k   $370k         14

 1Q 2016 Highlights  Net income increased to $0.2 million, or net income attributable to UCP Class A Stockholders of $0.1 per shareTotal consolidated revenue grew 56.8% to $68.2 million Revenue from homebuilding increased 60.0% to $68.2 millionHomes delivered grew 36.9% to 167 unitsHomebuilding adjusted gross margin* percentage increased 130 bps to 19.9%Selling, general and administrative expense as a percentage of total revenue improved to 16.6%, compared to 26.5%Backlog units expanded 37.7% to 307 unitsAverage active selling communities of 28, compared to 25  1Q 2016 Compared to 1Q 2015  15  * See Appendix – Homebuilding Adjusted Gross Margin Reconciliation.

 Financial Summary  16  * See Appendix – Homebuilding Adjusted Gross Margin Reconciliation.

 Appendix – Homebuilding Adj. Gross Margin Reconciliation  (1) Homebuilding adjusted gross margin percentage is a non-U.S. GAAP financial measure. Adjusted gross margin is defined as gross margin plus capitalized interest, impairment and abandonment charges. We use adjusted gross margin information as a supplemental measure when evaluating our operating performance. We believe this information is meaningful, because it isolates the impact that leverage and non-cash impairment and abandonment charges have on gross margin. However, because adjusted gross margin information excludes interest expense and impairment and abandonment charges, all of which have real economic effects and could materially impact our results, the utility of adjusted gross margin information as a measure of our operating performance is limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that we do. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of our performance. The table above provides a reconciliation of adjusted gross margin numbers to the most comparable U.S. GAAP financial measure. .   17